Revenue Sequentially Increased to $95.3 Million;
Strong Demand Offset by Continued Supply Chain Constraints

SAN JOSE, Calif. — February 9, 2022 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal third quarter ended December 31, 2021.

Third Quarter Fiscal 2022 Financial Summary

•Revenue increased 2% sequentially to $95.3 million.
•Backlog reached a record $62 million, compared to $50.0 million in the prior quarter.
•Number of subscription customers grew 30% sequentially and more than 98% year-over-year.

Jamie Lerner, Chairman and CEO, Quantum commented, "Although the current supply constraints are limiting the magnitude of our near-term revenue growth, demand in the third quarter continued to remain near record levels, with bookings exceeding revenue for the fifth consecutive quarter. We also continued to make notable progress on our transformation with subscription revenue increasing greater than 190% and the number of subscription customers growing more than 98% year-over-year. Our integration of Pivot3 and EnCloudEn continues to see positive momentum with both product integration and cross-selling opportunities with other Quantum storage-based solutions driving expanding opportunities in the video surveillance market.

“Our business and customer order momentum remains at historically high levels, demonstrated by another quarter of record backlog. However, given the continued pressure on revenues due to supply chain constraints, combined with the increasing supply chain cost environment, we are immediately implementing a series of cost reduction measures, along with pricing increases, across our product categories. We continue to work closely with our suppliers to secure the inventory necessary in the coming quarters to meet the growing customer demand.”

Third Quarter Fiscal 2022 vs. Prior Quarter

Revenue for the third quarter fiscal 2022 was $95.3 million, representing an increase of 2.3% sequentially from $93.2 million last quarter. Gross profit in the third quarter of fiscal 2022 was $35.2 million, or 37% of revenue, compared to $38.4 million, or 41% of revenue, in the prior quarter.

Total operating expenses in the third quarter of fiscal 2022 were $42.4 million, or 45% of revenue, compared to $39.3 million, or 42% of revenue, in the prior quarter. Selling, general and administrative expenses were $27.3 million in the quarter, compared to $26.9 million in the second fiscal quarter 2022. Research and development expenses were $14.6 million in the third quarter of fiscal 2022, compared to $12.4 million last quarter.

GAAP net loss in the third quarter of fiscal 2022 was $11.1 million, or ($0.19) per share, compared to a net loss of $9.3 million, or ($0.16) per share, in the second fiscal quarter 2022, which included a debt extinguishment charge of $15 million, partially offset by a gain of $10 million for the forgiveness on the PPP loan. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted loss in the third fiscal quarter of 2022 was $4.6 million, or $0.07 per diluted share, compared to adjusted net income of $0.1 million, or $0.00 per diluted share, last quarter.

Adjusted EBITDA in the third quarter of fiscal 2022 was $0.8 million, compared to $5.3 million in the prior quarter.

For a full reconciliation of GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the financial reconciliation tables below.

Balance Sheet and Liquidity

•Cash and cash equivalents including restricted cash was $4.3 million as of December 31, 2021, compared to $23.2 million as of September 30, 2021.
•Outstanding debt as of December 31, 2021, was $101.7 million. This compares to $104.5 million of outstanding debt as of September 30, 2021.
•Total interest expense was $2.4 million, compared to $3.1 million for the three months ended September 30, 2021.

Outlook

Given the ongoing supply disruptions, and to a lesser extent historical seasonality, the company expects the following guidance range for the fourth fiscal quarter of 2022:

•Revenues of $92 million, plus or minus $5 million
•Non-GAAP adjusted net loss of ($4 million), plus or minus $1 million
•Non-GAAP adjusted net loss per share of ($0.07), plus or minus $0.02
•Adjusted EBITDA of breakeven, plus or minus $1 million

Conference Call and Webcast

Management will host a live conference call today, February 9, 2022, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering pass code 13725679. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at http://investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through February 16, 2022. To access the replay dial 1-877-660-6853 and enter the pass code 13725679 at the prompt. International callers should dial +1-201-612-7415 and enter the same passcode. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO) and the Russell 2000® Index. For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers, statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; continued progress in our business transformation; the anticipated impact and benefits of our acquisition of Pivot3’s video surveillance portfolio and assets; the anticipated impact and benefits of the refinancing of our outstanding debt; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of Pivot3’s video surveillance business; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on May 26, 2021 and our Form 10-Q filed on February 9, 2022. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Jeffrey Schreiner
P: 512-243-8976
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	December 31, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$4,004	$27,430
Restricted cash	331	707
Accounts receivable, net of allowance for doubtful accounts of $347 and $406	66,070	73,102
Manufacturing inventories	33,912	24,467
Service parts inventories	22,532	23,421
Other current assets	14,082	6,939
Total current assets	140,931	156,066
Property and equipment, net	13,020	10,051
Intangible assets, net	10,738	5,037
Goodwill	10,262	3,466
Restricted cash	—	5,000
Right-of-use assets, net	3,483	9,383
Other long-term assets	9,202	5,921
Total assets	$187,636	$194,924
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$42,041	$35,245
Deferred revenue	78,115	84,027
Accrued restructuring charges	597	580
Long-term debt, current portion	3,750	1,850
Accrued compensation	16,193	19,214
Other accrued liabilities	15,451	18,174
Total current liabilities	156,147	159,090
Deferred revenue	41,190	36,126
Long-term debt, net of current portion	97,928	90,890
Operating lease liabilities	2,714	8,005
Other long-term liabilities	12,440	13,058
Total liabilities	310,419	307,169

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 59,816 and 56,915 shares issued and outstanding	599	570
Additional paid-in capital	640,839	626,664
Accumulated deficit	(763,089)	(738,623)
Accumulated other comprehensive loss	(1,132)	(856)
Total stockholders’ deficit	(122,783)	(112,245)
Total liabilities and stockholders’ deficit	$187,636	$194,924

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Product	$58,522	$63,021	$165,308	$153,557
Service	33,162	31,169	100,352	93,049
Royalty	3,660	3,833	11,963	10,543
Total revenue	95,344	98,023	277,623	257,149
Cost of revenue:
Product	45,118	43,311	124,982	108,691
Service	15,016	12,433	41,764	36,593
Total cost of revenue	60,134	55,744	166,746	145,284
Gross profit	35,210	42,279	110,877	111,865
Operating expenses:
Research and development	14,607	9,589	38,287	29,983
Sales and marketing	16,714	15,294	46,128	40,019
General and administrative	10,538	11,103	33,830	32,928
Restructuring charges	576	200	850	2,837
Total operating expenses	42,435	36,186	119,095	105,767
Income (loss) from operations	(7,225)	6,093	(8,218)	6,098
Other expense, net	(150)	(698)	(223)	(1,395)
Interest expense	(2,431)	(7,808)	(9,387)	(21,823)
Loss on debt extinguishment, net	—	—	(4,960)	—
Net loss before income taxes	(9,806)	(2,413)	(22,788)	(17,120)
Income tax provision	1,254	256	1,678	877
Net loss	$(11,060)	$(2,669)	$(24,466)	$(17,997)

Net loss per share - basic and diluted	$(0.19)	$(0.07)	$(0.42)	$(0.45)
Weighted average shares - basic and diluted	59,486	40,927	58,399	40,374

Net loss	$(11,060)	$(2,669)	$(24,466)	$(17,997)
Foreign currency translation adjustments, net	(37)	975	(276)	1,984
Total comprehensive loss	$(11,097)	$(1,694)	$(24,742)	$(16,013)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended December 31,
	2021	2020
Operating activities
Net loss	$(24,466)	$(17,997)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	6,795	3,898
Amortization of debt issuance costs	1,981	4,906
Long-term debt related costs	—	167
Provision for product and service inventories	4,016	4,764
Stock-based compensation	10,580	6,428
Paycheck Protection Program loan forgiveness	(10,000)	—
Non-cash loss on debt extinguishment	8,471	—
Other	282	2,113
Changes in assets and liabilities:
Accounts receivable, net	7,008	1,342
Manufacturing inventories	(10,672)	(7,732)
Service parts inventories	(2,281)	(4,559)
Accounts payable	5,369	(7,022)
Accrued restructuring charges	17	210
Accrued compensation	(3,021)	4,268
Deferred revenue	(8,598)	(9,727)
Other current assets	(7,047)	846
Other non-current assets	(1,148)	133
Other current liabilities	(3,350)	(2,432)
Other non-current liabilities	(617)	130
Net cash used in operating activities	(26,681)	(20,264)
Investing activities
Purchases of property and equipment	(3,971)	(4,665)
Business acquisition, net of cash acquired	(7,808)	(2,636)
Net cash used in investing activities	(11,779)	(7,301)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	94,961	19,400
Repayments of long-term debt	(93,677)	—
Borrowings of credit facility	207,563	232,663
Repayments of credit facility	(200,007)	(229,847)
Borrowings of payment protection program	—	10,000
Proceeds from issuance of common stock	806	539
Net cash provided by financing activities	9,646	32,755
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12	(62)
Net change in cash, cash equivalents and restricted cash	(28,802)	5,128
Cash, cash equivalents, and restricted cash at beginning of period	33,137	12,270
Cash, cash equivalents, and restricted cash at end of period	$4,335	$17,398
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$4,004	$11,632
Restricted cash, current	331	766
Restricted cash, long-term	—	5,000
Cash, cash equivalents and restricted cash at the end of period	$4,335	$17,398

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, or (9) and acquisition-related amortization of intangibles assets from business combinations.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, or (6) acquisition-related amortization of intangibles assets from business combinations.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(11,060)	$(2,669)	$(24,466)	$(17,997)
Interest expense, net	2,431	7,808	9,387	21,823
Provision for income taxes	1,254	256	1,678	877
Depreciation expense	1,627	1,250	4,658	3,801
Stock-based compensation expense	4,307	1,878	10,580	6,428
Restructuring charges	576	200	850	2,837
Loss on extinguishment of Senior Secured Term Loan	—	—	14,960	—
Gain on PPP loan forgiveness	—	—	(10,000)	—
Amortization of acquisition related intangible assets	1,201	97	2,137	97
Acquisition-related costs	411	393	1,361	393
Long-term debt related costs	11	208	263	1,377
Adjusted EBITDA	$758	$9,421	$11,408	$19,636

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(11,060)	$(2,669)	$(24,466)	$(17,997)
Stock-based compensation	4,307	1,878	10,580	6,428
Restructuring charges	576	200	850	2,837
Loss on extinguishment of Senior Secured Term Loan	—	—	14,960	—
Gain on PPP loan forgiveness	—	—	(10,000)	—
Amortization of acquisition related intangible assets	1,201	—	2,137	—
Acquisition-related costs	411	393	1,361	393
Long-term debt related costs	11	208	263	1,377
Adjusted net income (loss)	$(4,554)	$10	$(4,315)	$(6,962)

Adjusted Net Income (Loss) per share:
Basic	$(0.08)	$—	$(0.07)	$(0.17)
Diluted	$(0.07)	$—	$(0.06)	$(0.15)
Weighted average shares outstanding:
Basic	59,486	40,927	58,399	40,374
Diluted	68,288	49,238	68,210	47,931